Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Kandi Technologies Group, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares, $0.001 par value per share	(1)	Other	4,203,095	$1.1550	$4,854,574.73	0.0001531	$743.24
Fees to be Paid	Equity	Ordinary Shares, $0.001 par value per share	(2)	Other	10,730,345	$1.1550	$12,393,548.48	0.0001531	$1,897.45

Total Offering Amounts:							$17,248,123.20		2,640.69
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$2,640.69

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of ordinary shares, par value $0.001 per share (the “Ordinary Shares”) of Kandi Technologies Group, Inc. (the “Company”) that may become issuable under the terms of the Kandi Technologies Group, Inc. Amended and Restated 2008 Omnibus Long-Term Incentive Plan (the “2008 Plan”), by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Ordinary Shares.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Ordinary Shares on July 31, 2025.

Represents shares of Ordinary Shares underlying certain outstanding stock options previously granted under the 2008 Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of ordinary shares, par value $0.001 per share (the “Ordinary Shares”) of Kandi Technologies Group, Inc. (the “Company”) that may become issuable under the terms of the Kandi Technologies Group, Inc. Amended and Restated 2008 Omnibus Long-Term Incentive Plan (the “2008 Plan”), by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration which results in an increase in the number of the outstanding shares of Ordinary Shares.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Company’s Ordinary Shares on July 31, 2025.

Represents shares of Ordinary Shares reserved for issuance pursuant to future awards under the 2008 Plan.